                                  SCHEDULE 14A
                                  ------------
                                 (RULE 14A-101)
                                 --------------
                    INFORMATION REQUIRED IN PROXY STATEMENT
                    ---------------------------------------
                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                     EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

     Filed by the Registrant [X]

     Filed by a Party other than the Registrant [ ]

     Check the appropriate box:

     [ ] Preliminary Proxy Statement        [ ] Confidential, for Use of the
                                                Commission Only (as permitted by
                                                Rule 14a-6(e)(2))

     [X] Definitive Proxy Statement

     [ ] Definitive Additional Materials

     [ ] Soliciting Material Pursuant to Rule 14a-12
                                         -----------

                              STRYKER CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant As Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of filing fee (Check the appropriate box):

     [X] No fee required.

     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.
--------------------------------------------------------------------------------

     [ ] Check box if any part of the fee is offset as provided by Exchange Act
         Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                           TO BE HELD APRIL 25, 2001
                            ------------------------

     The Annual Meeting of Stockholders of Stryker Corporation will be held on Wednesday, April 25, 2001, at 2:00 p.m., at the Radisson Plaza Hotel at The Kalamazoo Center, Kalamazoo, Michigan, for the following purposes:

     1. To elect seven directors; and

     2. To transact such other business as may properly come before the meeting.

     All stockholders are cordially invited to attend the meeting. Only holders of record of Common Stock at the close of business on February 28, 2001 are entitled to notice of and to vote at the meeting. If you attend the meeting, you may vote in person if you wish, even though you previously have returned your proxy.

     A copy of the Company's 2000 Annual Report is enclosed.

                      STOCKHOLDERS ARE URGED TO COMPLETE,
                      DATE AND SIGN THE ENCLOSED PROXY AND
                     RETURN IT IN THE ACCOMPANYING ENVELOPE

                                   David J. Simpson
                                   Secretary

March 23, 2001

                              STRYKER CORPORATION
                                 P.O. BOX 4085
                         KALAMAZOO, MICHIGAN 49003-4085
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

     This proxy statement is furnished in connection with the solicitation by the Board of Directors of Stryker Corporation of proxies to be used at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 25, 2001, and at all adjournments thereof. The solicitation will begin on or about March 23, 2001.

     All shares represented by a properly executed proxy will be voted unless it is revoked and, if a choice is specified, will be voted in accordance with such specification. If no choice is specified, the proxies will be voted FOR the election of the seven nominees named under "Election of Directors," unless authority to do so is withheld with respect to one or more of such nominees. A stockholder may revoke a proxy at any time prior to the voting thereof.

     Brokers holding shares of Common Stock for beneficial owners must vote those shares according to specific instructions they receive from the owners. If instructions are not received, brokers may vote those shares at their discretion. Directors will be elected by a plurality of the votes cast at the meeting. Votes that are withheld with respect to the election of directors will be excluded entirely from the calculation and will have no effect on the outcome. In addition, a proxy will be voted in the discretion of the proxyholders with respect to such other business as may properly come before the meeting.

     There were outstanding as of the close of business on February 28, 2001, the record date for the determination of stockholders entitled to notice of and to vote at the meeting, 195,940,893 shares of Common Stock of the Company. Each share is entitled to one vote on each matter brought before the meeting.

     Any proposal that a stockholder may desire to present to the 2002 Annual Meeting must be received by the Company at the above address on or prior to November 23, 2001 in order for such proposal to be considered for inclusion in the proxy statement and form of proxy for such meeting.

                      BENEFICIAL OWNERSHIP OF MORE THAN 5%
                        OF THE OUTSTANDING COMMON STOCK

     As used in this proxy statement, "beneficial ownership" means the sole or shared power to direct the voting and/or disposition of shares of Common Stock. In addition, a person is deemed to have beneficial ownership of any shares of Common Stock that such person has the right to acquire within 60 days.

     The following table sets forth certain information, as of December 31, 2000 unless otherwise indicated, with respect to the beneficial ownership of Common Stock by the only person known to the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock.

                      NAME AND ADDRESS                                           PERCENT OF
                    OF BENEFICIAL OWNER                       NUMBER OF SHARES     CLASS
                    -------------------                       ----------------   ----------
Advisory Committee for the Stryker Trusts(1)................     61,542,666        31.4%
490 West South Street
Kalamazoo, Michigan 49007

---------------

(1) Based solely upon information as of December 31, 2000 contained in a
    Schedule 13G amendment, dated February 13, 2001, filed with the Securities and Exchange Commission. Under the terms of the trust agreement establishing certain trusts for the benefit of members of the Stryker family (the "Stryker Trusts"), an Advisory Committee, consisting of Patricia A. Short, Jon L. Stryker, Ronda E. Stryker, Gerard Thomas and Elizabeth S. Upjohn-Mason, has full voting and disposition power with respect to 45,700,200 shares of Common Stock owned by the Stryker Trusts. Ronda E. Stryker is currently a director of the Company. A majority vote of the Advisory Committee is necessary with respect to matters regarding the shares of Common Stock held in the Stryker Trusts, including voting and disposition. Members of the Advisory Committee beneficially own in the aggregate an additional 15,842,466 shares of Common Stock in their individual or other capacities, as to which they have sole voting and disposition power except for 902,440 shares as to which Mrs. Upjohn-Mason has shared voting and disposition power.

                       BENEFICIAL OWNERSHIP OF MANAGEMENT

     The following table sets forth certain information with respect to the ownership of shares of Common Stock by the current directors of the Company, all of whom are standing for reelection, the Named Executives referred to under the caption "Executive Compensation" and all executive officers and directors of the Company as a group.

                                                              NUMBER OF SHARES AND
                                                              PERCENT OF CLASS OF
                                                              COMMON STOCK OF THE
                                                                 COMPANY OWNED
                                                               BENEFICIALLY AS OF
                            NAME                              JANUARY 31, 2001(1)
                            ----                              --------------------
John W. Brown...............................................       9,618,756(4.9%)
Howard E. Cox, Jr...........................................         396,800
Donald M. Engelman, Ph.D....................................          96,200
Jerome H. Grossman, M.D.....................................         142,400
Stephen Si Johnson..........................................         382,000
James R. Lawson.............................................          12,000
John S. Lillard.............................................         298,821
Edward B. Lipes.............................................         224,821
William U. Parfet...........................................          60,400
David J. Simpson............................................         766,180
Ronda E. Stryker............................................      50,210,640(25.6%)(2)
Executive officers and directors as a group (19 persons)....      63,446,674(32.1%)(2)

---------------
(1) Except for the shared beneficial ownership of 45,700,200 shares of Common Stock attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock," such persons hold sole voting and disposition power with respect to the shares shown in this column. Includes 496,000 shares for Mr. Brown, 52,400 shares for Mr. Cox, 91,400 shares for Dr. Engelman, 52,400 shares for Dr. Grossman, 168,000 shares for Mr. Johnson, 12,000 shares for Mr. Lawson, 18,000 shares for Mr. Lillard, 116,000 shares for Mr. Lipes, 20,400 shares for Mr. Parfet, 260,000 shares for Mr. Simpson, 2,000 shares for Ms. Stryker and 1,895,250 shares for executive officers and directors as a group that may be acquired within 60 days after January 31, 2001 upon exercise of options. Does not include 672,736 shares of Common Stock owned by the Company's Savings and Retirement Plans that are voted as directed by the Company except in the case of certain non-routine matters that do not include the election of directors, as to which the individual participants, including executive officers, may give voting instructions. Such number of shares does not exceed 5,000 in the case of any executive officer. Ownership percentages representing less than one percent of the class outstanding have been omitted.

(2) Includes the shared beneficial ownership of 45,700,200 shares of Common Stock held in the Stryker Trusts and attributed to Ms. Stryker as a member of the Advisory Committee for the Stryker Trusts, all as more fully set forth above under "Beneficial Ownership of More Than 5% of the Outstanding Common Stock." 15,233,400 of the shares in the Stryker Trusts are held for the benefit of Ms. Stryker.

                             ELECTION OF DIRECTORS

     Seven directors are to be elected to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. All of the nominees listed below are currently members of the Board of Directors. The nominees for directors have consented to serve if elected and the Company has no reason to believe that any of the nominees will be unable to serve. Should any nominee become unavailable for any reason, proxies will be voted for the alternate candidate, if any, chosen by the Board of Directors. Should additional persons be nominated for election as directors, the seven persons receiving the greatest number of votes shall be elected.

     The following information respecting the nominees has been furnished by them.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
JOHN W. BROWN, age 66.......................................    1977
  Chairman of the Board, since January 1981, and President
  and Chief Executive Officer of the Company, since February
  1977. Also a director of National City Corporation, a
  bank, Arthur D. Little, Inc., an international management
  consulting company, the American Business Conference, an
  association of mid-size growth companies, the Advanced
  Medical Technology Association and the Food and Drug Law
  Institute.

HOWARD E. COX, JR., age 57..................................    1974
  Co-Managing Partner of Greylock Capital Limited
  Partnership, since February 1987, a General Partner of
  Greylock Partners & Co., Greylock Ventures Limited
  Partnership and Greylock Investments Limited Partnership,
  venture capital limited partnerships, since January 1979,
  May 1983 and January 1985, respectively, and affiliated
  with Greylock Management Corporation, an investment
  services organization, since August 1971. Also a director
  of Landacorp, Inc., a developer of medical software for
  managed care organizations and hospitals.

DONALD M. ENGELMAN, PH.D., age 60...........................    1989
  Eugene Higgins Professor of Molecular Biophysics and
  Biochemistry, Yale University, since 1979, with assignment to Yale College, the Graduate School and the Medical
  School. Director of the Division of Biological Sciences,
  Yale University, since September 1999. Member, National
  Academy of Science, since April 1997.

JEROME H. GROSSMAN, M.D., age 61............................    1982
  Chairman and Chief Executive Officer of Lion Gate
  Management Corporation, which serves as a holding company
  for a group of endeavors to advance the health care
  delivery system, since 1999. Also, Chairman Emeritus of
  New England Medical Center, Inc., since 1995, and Fellow,
  Harvard University, Kennedy School of Government, since
  1997. From 1996 to 1999, Chairman and Chief Executive
  Officer of Health Quality Inc., a corporation that
  developed and marketed health outcomes products and
  services. Prior to 1995, Chairman of the Board and Chief
  Executive Officer of New England Medical Center, Inc.,
  from 1984, and President of New England Medical Center
  Hospitals from 1979 to 1984. Also Chairman, Federal
  Reserve Bank of Boston until 1997, a director of Arthur D.
  Little, Inc., an international management consulting
  company, and Landacorp, Inc., a developer of medical
  software for managed care organizations and hospitals.

              NAME, AGE, PRINCIPAL OCCUPATION                 DIRECTOR
                   AND OTHER INFORMATION                       SINCE
              -------------------------------                 --------
JOHN S. LILLARD, age 70.....................................    1978
  Chairman of Wintrust Financial Corporation, a bank holding company, since May 1998. Prior thereto, Corporate Director and Consultant from January 1996 to April 1998 and
  Chairman-Founder of JMB Institutional Realty Corp., a
  registered real estate investment advisory firm, from
  January 1992 to December 1995, and President thereof from
  April 1979 to January 1992. Also a director of Cintas
  Corporation, a uniform rental and manufacturing
  corporation, and Lake Forest Bank and Trust, a bank.

WILLIAM U. PARFET, age 54...................................    1993
  Chairman and Chief Executive Officer of MPI Research,
  Inc., a drug safety and pharmaceutical development
  company, since May 1999; Co-Chairman between October 1995
  and May 1999. Prior thereto, President and Chief Executive
  Officer of Richard-Allan Medical Industries, Inc., a
  manufacturer of medical products, from October 1993. Prior thereto, Vice Chairman of the Board of The Upjohn Company, a manufacturer of pharmaceutical, chemical and
  agricultural products, April 1992 to September 1993,
  President thereof from January 1991 to April 1992 and
  Executive Vice President from January 1989 to January
  1991. Also a director of Pharmacia Corporation, a
  pharmaceutical and healthcare company, CMS Energy
  Corporation, a global utility and energy company, Sybron
  International Corp., a dental and laboratory supply
  company, and Monsanto Company, a provider of agricultural
  products that improve farm productivity.

RONDA E. STRYKER, age 46....................................    1984
  Granddaughter of the founder of the Company and daughter
  of the former President of the Company. Also Vice Chairman and a director of Greenleaf Trust, a bank, Vice President
  and a trustee of the Kalamazoo Institute of Arts, a
  director of the Kalamazoo Foundation and a trustee of
  Kalamazoo College and Spelman College.

     The Board of Directors has designated from among its members an Audit Committee that currently consists of Mr. Parfet (Chairman), Dr. Engelman, Dr. Grossman and Mr. Lillard. See "Audit Committee." The Audit Committee met four times during 2000. The Board of Directors has also designated a Compensation Committee, which currently consists of Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet, and a Stock Option Committee, which currently consists of Ms. Stryker (Chairman) and Mr. Lillard. The duties of these committees are described below under "Executive Compensation -- Report of Compensation and Stock Option Committees on Executive Compensation." The Board of Directors has not designated a nominating committee or other committee performing a similar function. Such matters are discussed by the Board as a whole.

                             DIRECTOR COMPENSATION

     The Board of Directors held six meetings during 2000 and acted once by unanimous written consent. All of the directors attended more than 75% of the total meetings of the Board and all committees of which they were members in 2000. Directors who are not employees received directors' fees of $3,250 for each Board meeting attended and a fixed annual fee of $33,000. Directors who are also members of committees of the Board received a fee of $2,000 per day for committee meetings attended if such meetings were held on the same day as a Board meeting and $3,250 per day if such meetings were held on a day on which there was not a Board meeting. During 2000, each outside director was granted an option under the Company's 1998 Stock Option Plan (the "Plan") to purchase 10,000 shares of the Company's Common Stock. The Company also makes $50,000 of group life insurance available to its outside directors. In addition, Mr. Cox and Dr. Grossman consult with the Company with respect to long-range planning. Mr. Cox and Dr. Grossman each received $16,250 for these services in 2000. Also, $93,275 was paid to Dr. Engelman in 2000 as a consultant to the Company on its bone growth project.

                             EXECUTIVE COMPENSATION

GENERAL

     Set forth below is certain summary information with respect to the compensation of the Company's Chief Executive Officer and the four most highly compensated executive officers other than the Chief Executive Officer (based on amounts reported as salary and bonus for 2000) who were serving as executive officers at December 31, 2000 (the "Named Executives").

                           SUMMARY COMPENSATION TABLE

                                                                                  LONG TERM
                                                                                 COMPENSATION
                                                                                    AWARDS
                                                                                 ------------
                                                                                  SHARES OF
                                                                                    COMMON
                                                         ANNUAL COMPENSATION        STOCK         ALL OTHER
                                                        ---------------------     UNDERLYING     COMPENSATION
        NAME AND PRINCIPAL POSITION             YEAR    SALARY($)    BONUS($)     OPTIONS(#)        ($)(1)
        ---------------------------             ----    ---------    --------    ------------    ------------
John W. Brown...............................    2000     750,000     800,000       100,000         159,500
  Chairman of the Board, President and          1999     700,000     700,000       100,000         154,000
  Chief Executive Officer                       1998     600,000     700,000        80,000         121,000

Stephen Si Johnson..........................    2000     285,000     235,000       100,000          53,350
  Vice President; Group President, MedSurg      1999     236,743     200,000        60,000          45,268

James R. Lawson.............................    2000     338,333     250,000       100,000         185,498
  Vice President; President, Stryker Europe     1999     225,450     250,000        60,000         204,803

Edward B. Lipes.............................    2000     415,000     400,000       100,000          84,150
  Vice President; Group President,              1999     375,000     350,000       100,000          71,500
  Howmedica Osteonics                           1998     325,000     275,000        80,000          57,750

David J. Simpson............................    2000     395,417     400,000       100,000          84,746
  Vice President, Chief Financial Officer       1999     360,417     375,000       100,000          75,396
  and Secretary                                 1998     327,500     325,000        80,000          64,625

---------------

(1) Represents the Company's contributions, including matching of voluntary contributions by such person, under its 401(k) plan and its supplemental deferred compensation plan and, in the case of Mr. Lawson, includes $144,314 and $189,022 in 2000 and 1999, respectively, paid pursuant to arrangements entered into in connection with his becoming an employee of the Company following the acquisition of the Howmedica division of Pfizer Inc. in late 1998.

STOCK OPTIONS

     The following table contains information covering options to purchase shares of the Company's Common Stock granted to the Named Executives in 2000 pursuant to the Company's 1998 Stock Option Plan.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                        NUMBER OF    PERCENT OF
                                        SHARES OF      TOTAL
                                          COMMON      OPTIONS
                                          STOCK       GRANTED
                                        UNDERLYING       TO
                                         OPTIONS     EMPLOYEES    EXERCISE                     GRANT DATE
                                         GRANTED         IN        PRICE       EXPIRATION     PRESENT VALUE
                 NAME                     (#)(1)        2000       ($/SH)         DATE           ($)(2)
                 ----                   ----------   ----------   --------   --------------   -------------
John W. Brown.........................   100,000        3.6         32.41    April 13, 2010     1,480,000
Stephen Si Johnson....................   100,000        3.6         32.41    April 13, 2010     1,480,000
James R. Lawson.......................   100,000        3.6         32.41    April 13, 2010     1,480,000
Edward B. Lipes.......................   100,000        3.6         32.41    April 13, 2010     1,480,000
David J. Simpson......................   100,000        3.6         32.41    April 13, 2010     1,480,000

---------------

(1) Such options were granted at 100% of fair market value on the date of grant and become exercisable as to 20% of the shares covered thereby on each of the first five anniversary dates of the date of grant.

(2) The Grant Date Present Value has been calculated using the Black-Scholes option pricing model and assumes a risk-free rate of return of 5.17%, an expected option life of 6.5 years, a dividend yield of approximately 0.26% and a stock volatility of 37%. No adjustment was made for nontransferability or forfeitures. Such assumptions are based upon historical experience and are not a forecast of future stock price performance or volatility or of future dividend policy. Such information, which is presented in accordance with the requirements of the Securities and Exchange Commission, is not necessarily indicative of the actual value that such options will have to the Named Executives, which will be dependent upon market prices for the Common Stock.

     The following table sets forth information with respect to option exercises during 2000 by the Named Executives and as to the unexercised options held by them at December 31, 2000.

   AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION
                                     VALUES

                                                                NUMBER OF SHARES
                                                                   UNDERLYING
                                                                  UNEXERCISED        VALUE OF UNEXERCISED
                                                                   OPTIONS AT       IN-THE-MONEY OPTIONS AT
                                                               FISCAL YEAR-END(#)    FISCAL YEAR-END($)(1)
                                       SHARES                  ------------------   -----------------------
                                      ACQUIRED       VALUE
                                     ON EXERCISE   REALIZED       EXERCISABLE/           EXERCISABLE/
               NAME                      (#)        ($)(1)       UNEXERCISABLE           UNEXERCISABLE
               ----                  -----------   ---------   ------------------   -----------------------
John W. Brown......................    120,000     2,860,800    476,000/404,000      17,851,360/11,711,040
Stephen Si Johnson.................         --            --    162,000/198,000        6,481,200/4,846,900
James R. Lawson....................         --            --     12,000/148,000          315,720/3,080,880
Edward B. Lipes....................    184,000     7,992,000    100,000/276,000        3,270,200/7,216,240
David J. Simpson...................     64,000     2,400,260    244,000/276,000        9,340,760/7,216,240

---------------

(1) Calculated by determining the difference between the exercise price and the closing price of the Company's Common Stock as reported by The New York Stock Exchange-Composite Transactions for the exercise date or December 29, 2000, as the case may be.

REPORT OF COMPENSATION AND STOCK OPTION COMMITTEES ON EXECUTIVE COMPENSATION

     There are three basic elements in the Company's executive compensation program -- base salary, bonus and stock options. The Compensation Committee, which reviews executive compensation on an annual basis and is responsible for determinations regarding base salary and bonuses, formally met in January 2000 and held informal discussions on several occasions during 2000. The members of the Compensation Committee, each of whom is an independent outside director, are Ms. Stryker (Chairman), Mr. Cox and Mr. Parfet. Stock option awards are made by the Stock Option Committee, the members of which are Ms. Stryker (Chairman) and Mr. Lillard.

     The salaries of the Company's executive officers for 2000 were determined at the meeting of the Compensation Committee held in January 2000. Prior to such meeting, the members of the Committee were provided with broad-based survey reports on executive compensation prepared by the Advanced Medical Technology Association and The Conference Board that provided compensation information for companies in the health care industry and U.S. corporations generally. While information concerning the compensation of most of the companies included in the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index (see "Performance Graph," below) was included in at least one of such reports, the particular reports were selected for the general information contained therein. The Chief Executive Officer reviewed the overall performance of each of the other executive officers during the year with the Committee at its January 2000 meeting. Based on a subjective evaluation of such performance and the Company's overall performance during the prior year and, in the case of division officers, that of the respective divisions, as well as general consideration of the information contained in the survey reports reviewed, the base salaries of the Company's executive officers, including Mr. Brown, were established by the Committee.

     A substantial portion of the annual compensation of each of the Named Executives consists of the bonus element. In determining the amount of the bonus to be paid to each Named Executive, the Compensation Committee initially reviews the results of mathematical computations in which actual performance of the Company, in the case of Mr. Brown (the Chief Executive Officer) and Mr. Simpson (the Chief Financial Officer), whose responsibilities are at the corporate level, and of the operations for which such person had direct management responsibility, in the case of the other Named Executives, is compared to goals and objectives established at the beginning of the year and a percentage so determined is applied to the dollar bonus potential established for each person at the beginning of the year. The bonus potential is established in the same general manner as salaries, with the view that, if the full potential is attained, the Named Executive's total cash compensation should be in the upper end of the range for companies of a comparable size. The primary elements in such calculation for the Named Executives in 2000 were earnings growth and cash flow. The final determination of the actual bonuses paid included a subjective evaluation of individual performance in light of the competitive environment in the operations for which they have responsibility and other challenges faced by such persons and achievements by them during the year.

     The Company has had stock option plans in effect since it became a publicly-held company in 1979. The purpose of these plans has been to provide executive officers and other employees with a personal and financial interest in the success of the Company through stock ownership, thereby aligning the long-range interests of such persons with those of stockholders by providing them with the opportunity to build a meaningful stake in the Company. Historically, stock options have had significant value to optionees, reflecting the appreciation in the market value of the Common Stock. The determination with respect to the number of options to be granted to any particular executive officer is subjective in nature and no specific performance measures or factors are applied. The number and status of options previously granted to an individual are not accorded significant weight in the determination. Current option grants are intended to encourage performance that will result in continued appreciation. Outstanding option grants, all of which have a ten-year term, become exercisable as to 20% on the first anniversary of the date of grant and as to an additional 20% on each successive anniversary. Accordingly, to realize the full value thereof, an executive officer must remain in the Company's employ for five years from the date of grant. Management of the Company believes that the stock option plans have been helpful in attracting and retaining skilled executive personnel.

     Section 162(m) of the Internal Revenue Code limits the deductibility by a publicly-held corporation of compensation paid in a taxable year to the Chief Executive Officer and any other Named Executive to $1 million. Qualified performance-based compensation will not be subject to the deduction limit if certain conditions are met. The 1998 Stock Option Plan limits the number of options that may be granted to any employee or director in any calendar year to 500,000, thereby ensuring that gain recognized on the exercise of options will be treated as performance-based compensation. It is the Committee's intent that executive compensation generally be deductible. However, the Committee will authorize compensation that is not entirely deductible when doing so is consistent with its other compensation objectives and overall compensation philosophy.

                                        Compensation Committee
                                          Ronda E. Stryker, Chairman
                                          Howard E. Cox, Jr.
                                          William U. Parfet

                                        Stock Option Committee
                                          Ronda E. Stryker, Chairman
                                          John S. Lillard

PERFORMANCE GRAPH

     Set forth below is a graph comparing the total returns (assuming reinvestment of dividends) of the Company, the Standard & Poor's 500 Composite Stock Price Index, the Standard & Poor's MidCap 400 Index and the Standard & Poor's Health Care (Medical Products and Supplies) 500 Index. The Company's Common Stock was added to the Standard & Poor's 500 Composite Stock Price Index at the close of trading on December 11, 2000 and no longer included in the Standard & Poor's MidCap 400 Index after that date. The graph assumes $100 invested on December 31, 1995 in the Company's Common Stock and each of the indices.
INDEXED RETURNS PERFORMANCE GRAPH

                                                                                         S&P MIDCAP 400      S&P HEALTH CARE 500
                                        STRYKER CORPORATION       S&P 500 INDEX              INDEX                  INDEX
                                        -------------------       -------------          --------------      -------------------
1995                                           100.00                 100.00                 100.00                 100.00
1996                                           114.19                 122.96                 119.20                 114.77
1997                                           142.80                 163.98                 157.65                 143.09
1998                                           211.54                 210.85                 187.77                 206.25
1999                                           267.99                 255.21                 215.41                 191.03
2000                                           390.07                 231.98                 253.12                 275.56

--------------------------------------------------------------------------------------------------------------
                                          1995        1996        1997        1998        1999        2000
--------------------------------------------------------------------------------------------------------------
 Stryker Corporation                     $100.00     $114.19     $142.80     $211.54     $267.99     $390.07
--------------------------------------------------------------------------------------------------------------
 S&P 500 Index                           $100.00     $122.96     $163.98     $210.85     $255.21     $231.98
--------------------------------------------------------------------------------------------------------------
 S&P MidCap 400 Index                    $100.00     $119.20     $157.65     $187.77     $215.41     $253.12
--------------------------------------------------------------------------------------------------------------
 S&P Health Care 500 Index               $100.00     $114.77     $143.09     $206.25     $191.03     $275.56
--------------------------------------------------------------------------------------------------------------

                                AUDIT COMMITTEE

     The Board of Directors has adopted a written charter for the Audit Committee, a copy of which is attached to this Proxy Statement as Appendix A. The Board of Directors has determined that the members of the Audit Committee are "independent," as defined in the corporate governance listing standards of the New York Stock Exchange relating to audit committees, meaning that they have no relationship to the Company that may interfere with the exercise of their independence from management and the Company.

REPORT OF THE AUDIT COMMITTEE

     The Audit Committee of the Board of Directors oversees the Company's financial reporting process on behalf of the Board of Directors. It meets with management and the Company's independent public accountants throughout the year and reports the results of its activities to the Board of Directors. In this connection, the Audit Committee has done the following:

     - Reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2000 with the Company's management;

     - Discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Auditing Standards), as amended; and

     - Received written disclosure regarding independence from Ernst & Young LLP as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and discussed with Ernst & Young LLP its independence.

     Based on the foregoing, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000.

                                        Audit Committee
                                          William U. Parfet, Chairman
                                          Donald M. Engelman
                                          Jerome H. Grossman
                                          John S. Lillard

                                 MISCELLANEOUS

RELATIONSHIP WITH INDEPENDENT ACCOUNTANTS

     The Board of Directors has appointed Ernst & Young LLP, independent accountants, to audit the accounts of the Company and its subsidiaries for the year 2001. Ernst & Young LLP has acted in this capacity for many years. Ernst & Young LLP has advised the Company that neither the firm nor any of its members or associates has any direct financial interest or any material indirect financial interest in the Company or any of its affiliates other than as accountants. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting with the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

     The fees billed to the Company by Ernst & Young LLP during the year 2000 were as follows:

Annual Audit Fees...........................................    $1,035,000
Other Audit Related Fees....................................       781,000
All Other Fees..............................................       406,000

     The Annual Audit Fees include amounts billed for the audit of the Company's annual consolidated financial statements for the year 2000 and the timely review of the financial statements included in the Forms 10-Q filed by the Company during the year. Other Audit Related Fees include amounts billed for the completion of statutory audits required in certain foreign jurisdictions and audits of the Company's employee benefit plans. There were no Financial Information System Design and Implementation Fees. Fees billed for other non-audit services primarily include tax related services. It is expected that Ernst & Young LLP will provide similar non-audit services during the year 2001. The Audit Committee has considered and concluded that the provision of the non-audit services is compatible with maintaining the independence of Ernst & Young LLP.

OTHER ACTION

     Management has at this time no knowledge of any matters to be brought before the meeting other than those referred to above. If any additional matters should properly come before the meeting, it is the intention of the persons named in the enclosed proxy to vote said proxy in accordance with their judgment on such matters.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities and Exchange Act of 1934 requires that the Company's officers and directors and members of the Advisory Committee for the Stryker Trusts file certain reports with respect to their ownership of Common Stock of the Company. William T. Laube and David J. Simpson, officers of the Company, each was late in filing a Statement of Changes in Beneficial Ownership of Securities on Form 4. In Mr. Laube's case, the Form 4 related to five sale transactions entered into on the same day. Mr. Simpson had sent a Form 4 relating to three transactions to the Securities and Exchange Commission in a timely manner by regular mail. The Form 4 was never reported as filed so a duplicate was sent by overnight courier service but not until after the requisite filing date. In addition, Patricia A. Short, a member of the Advisory Committee for the Stryker Trusts, was late in reporting a transaction that should have been reported in the Annual Statement of Changes in Beneficial Ownership of Securities on Form 5 that was due on February 14, 2000.

EXPENSES OF SOLICITATION

     The cost of this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company personally or by telephone or other means of communication. The Company will, upon request, reimburse brokers and other nominees for their reasonable expenses in forwarding proxy material to the beneficial owners of the stock held of record by such person.

                                        By Order of the Board of Directors

                                        David J. Simpson
                                        Secretary

March 23, 2001

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                              STRYKER CORPORATION

ORGANIZATION

     This charter governs the operations of the Audit Committee. The Committee shall be appointed by the Board of Directors and shall comprise at least three directors, each of whom is independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independent judgment as Committee members. All Committee members shall be financially literate and at least one member shall have accounting or related financial management expertise.

STATEMENT OF POLICY

     The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the stockholders, potential stockholders, the investment community and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the annual independent audit of the Company's financial statements and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, the Board of Directors, independent auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities and personnel of the Company and has the power to retain outside counsel or other experts for this purpose.

RESPONSIBILITY AND PROCESSES

     The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of its activities to the Board. While the Audit Committee has the responsibilities and powers set forth in this charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company's financial statements and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices and ethical behavior.

     The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

     - The Committee shall review and reassess the charter at least annually and obtain the approval of the Board of Directors.

     - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's stockholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board, including a review of their compensation and other services provided. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors.

     - The Committee shall discuss with management and the independent auditors the overall scope and plans for the proposed audit for the current year and the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs.

     - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards. The chair of the Committee may represent the entire Committee for the purposes of this review.

     - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K, including their judgment about the appropriateness, not just acceptability, of accounting principles and financial disclosure practices used or proposed to be adopted, the reasonableness of significant judgments and the clarity of the disclosures in the financial statements. Further, the Committee shall meet separately with the independent auditors, with and without management present, to discuss the results of their examinations, including any comments or recommendations of the independent auditors, and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

     - The Committee shall review the management letters provided by the internal auditors and management's responses thereto.

                               STRYKER CORPORATION
                  P.O. BOX 4085, KALAMAZOO, MICHIGAN 49003-4085
                         ANNUAL MEETING OF STOCKHOLDERS
                                 APRIL 25, 2001

P


R THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF STRYKER CORPORATION

O The undersigned, having received the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated March 23, 2001, hereby appoints John S. Lillard and Ronda E. Stryker, and each of them, Proxies,
X with full power of substitution in each, to represent and to vote, as designated below, all shares of Common Stock of Stryker Corporation that the undersigned is entitled to vote at the Annual Meeting of Stockholders
Y to be held on April 25, 2001, and at all adjournments thereof, as set forth on the reverse side hereof.

          ELECTION OF DIRECTORS, NOMINEES:         COMMENTS: (change of address)
          John W. Brown, Howard E. Cox, Jr.,
          Donald M. Engelman, Ph.D., Jerome H.     -----------------------------
          Grossman, M.D., John S. Lillard,
          William U. Parfet, Ronda E. Stryker.     -----------------------------

                                                   -----------------------------

                                                   -----------------------------
                                                   (If you have written in the
                                                   above space, please mark the
                                                   corresponding box on the
                                                   reverse side of this card.)

YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICE BY MARKING THE APPROPRIATE
BOX ON THE REVERSE SIDE. IF YOU DO NOT MARK ANY BOXES, YOUR PROXY
WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD
OF DIRECTORS. THE PROXIES CANNOT VOTE YOUR SHARES UNLESS YOU SIGN AND
RETURN THIS CARD.                                                    -----------
                                                                     SEE REVERSE
                                                                         SIDE
                                                                     -----------

--------------------------------------------------------------------------------
                            * FOLD AND DETACH HERE *

                                                                           |
    Please mark your                                                       |   5869
[X] votes as in this                                                       ----
    example.

    EVERY PROPERLY SIGNED PROXY WILL BE VOTED AS DIRECTED. UNLESS OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR ALL NOMINEES
    NAMED IN ITEM 1 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ANY OTHER MATTERS REFERRED TO IN ITEM 2.
------------------------------------------------------------------------------------------------------------------------------------
                                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES:
------------------------------------------------------------------------------------------------------------------------------------
                     FOR     WITHHELD
1. Election of                            Withhold authority        2.  In their discretion, the Proxies are authorized to vote in
   directors         [X        [X]        to vote for all               accordance with their own judgment upon such other matters
   (see reverse).                         nominees.                     as may properly come before the meeting.

FOR all nominees (except those whose names are listed below):
                                                                                              CHANGE OF ADDRESS/             [X]
                                                                                              COMMENTS ON REVERSE SIDE
------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------

                                                                                (Please mark, date and sign as your name appears
                                                                                hereon and return in the enclosed, postage paid
                                                                                envelope. If acting as executor, administrator,
                                                                                trustee, guardian, etc., you should so indicate when
                                                                                signing. If the signer is a corporation, please sign
                                                                                the full corporate name, by duly authorized officer.
                                                                                If shares are held jointly, each stockholder named
                                                                                should sign.)


                                                                               ----------------------------------------------------
                                                                                                                               2001
                                                                               ----------------------------------------------------
                                                                                 SIGNATURE(S)                             DATE
------------------------------------------------------------------------------------------------------------------------------------
                                                      * FOLD AND DETACH HERE *